Exhibit 99.1

SUMMIT PROPERTIES ANNOUNCES THIRD QUARTER RESULTS
Recognizes $127 Million Gain on Asset Sales

Charlotte, North Carolina (November 9, 2004) - Summit Properties Inc. (NYSE:SMT), a Real Estate Investment Trust headquartered in Charlotte, North Carolina, today reported operating results for the quarter ended September 30, 2004. A complete earnings release and supplemental financial data may be obtained at www.summitproperties.com/earnings. If you are unable to obtain this information, please contact investor relations by email at klussier@summitproperties.com or by calling 704-334-3000.

Quarterly Results
Net income for the quarter ended September 30, 2004 was $111,147,000, or $3.53 per share. The Company’s third quarter 2004 net income results include a gain on asset sales of $127,442,000, or $4.05 per share. The Company’s third quarter 2004 results also include an impairment charge of $6,807,000, or $0.22 per share, and a charge related to estimated post-employment payments to two executive officers of $1,536,000, or $0.05 per share.

Funds from Operations (“FFO”) for the quarter ended September 30, 2004 were $6,316,000, or $0.18 per share. Excluding the two charges described in the previous paragraph, FFO was $14,659,000, or $0.42 per share, for the quarter ended September 30, 2004. FFO, which is a primary earnings measure of the REIT industry, has been calculated as set forth in the attachments to this release. A reconciliation of net income to FFO is provided in the attachments to this release.

Property revenue from same-property communities increased 1.1 percent during the third quarter of 2004 and property operating expenses increased 1.1 percent, leading to a 1.1 percent increase in property operating income over the same period in 2003. Sequentially, property revenue from same-property communities increased 0.6 percent during the third quarter of 2004 and property operating expenses increased 6.5 percent, leading to a 2.1 percent decrease in property operating income over the second quarter of 2004. A reconciliation of net income to property operating income is provided in the attachments to this release.

“We set very aggressive operating and investment goals for 2004, and we anticipate meeting all of them,” said Steve LeBlanc, Summit’s President and Chief Executive Officer. “From an operating perspective, sequential same-property revenue growth was up again this quarter. This marks the fourth time in the last five quarters that this important indicator is positive.”

“In addition, we anticipate successfully hitting our investment objectives for the year. We will invest over $300 million, or over 20 percent of our total asset base, in new acquisition and development opportunities in the best neighborhoods in our five markets.”

“Finally, we anticipate exceeding our disposition proceeds target, primarily driven by lower than expected cap rates resulting in higher sales prices. For the year, we expect to sell almost $400 million in assets, generating an estimated net gain of approximately $160 million. These assets are an average of sixteen years old and we expect to sell them at an average cap rate below five percent. I couldn’t be more pleased with our momentum as we head into 2005.”

Investment Activities
The Company acquired two communities during the third quarter of 2004 and one community subsequent to quarter-end. Summit Doral Villas, located in the Doral submarket of Miami, was purchased for $40.5 million and contains 232 luxury apartment townhomes, all with attached garages. Completed in 2000, amenities include vaulted ceilings, garden tubs, a resort pool, and a fitness center. Summit Doral Villas is located just over a mile from the Company’s existing Summit Doral community and minutes from upscale retail areas, Doral Country Club, and Miami International Airport.

Summit Midtown was also acquired during the third quarter of 2004. Summit Midtown is located in Atlanta, Georgia and was purchased for $44.8 million. It was constructed in 2002 and contains 296 apartment homes and approximately 18,000 square feet of street level retail space. This urban, mid-rise community includes amenities such as nine-foot ceilings, garden tubs, a courtyard pool, elevators, a fitness center, and structured parking. Summit Midtown is located in the Midtown submarket of Atlanta, four blocks from the North Avenue MARTA rail station and an easy commute to downtown, Georgia Tech, and numerous other employment and retail centers.

The Company achieved stabilization of one new community during the third quarter of 2004. Summit Silo Creek is located in Loudon County, Virginia, a suburb of Washington, D.C., and represents a total investment of $39.0 million. Summit Silo Creek has 284 apartment homes and offers luxury amenities such as nine-foot ceilings, attached garages, a fitness center, a resort pool, and a walking trail. Summit Silo Creek was 95.8 percent leased and occupied as of September 30, 2004.

Summit Fallsgrove, located in Rockville, Maryland, was acquired subsequent to the end of the third quarter of 2004. Summit Fallsgrove was completed in 2004, contains 268 apartment homes, and was purchased for $54.5 million. Amenities include nine-foot ceilings, garden tubs, a swimming pool, and a fitness center. Summit Fallsgrove is located within the prestigious Fallsgrove community, a mixed-use, planned urban development with 90 acres of dedicated green space, and is only a short walk from the new 136,000 square foot Fallsgrove Village Retail Center.

As of September 30, 2004, the Company had three communities in lease-up. Summit Reunion Park II, in Raleigh, North Carolina, was 71.5 percent leased at the end of the quarter. Summit Brickell View, in Miami, Florida, was 50.2 percent leased at the end of the quarter. Summit Las Olas, in Ft. Lauderdale, Florida, was 48.6 percent leased at the end of the quarter.

The Company sold seven communities during the third quarter of 2004 for a total sales price of $212.4 million. The sales generated a gain on sale of $127.4 million, and represent a weighted average capitalization rate of 5.0 percent based upon forward twelve-month property operating income, calculated after capital expenditures. The communities sold were formerly known as Summit Belmont, located in Fredericksburg, Virginia, Summit Highland, located in Raleigh, North Carolina, Summit Norcroft and Summit Crossing, both located in Charlotte, North Carolina, Summit Reston, located in Reston, Virginia, Summit Fair Oaks located in Fairfax, Virginia, and Summit Glen, located in Atlanta, Georgia. The communities contain 1,722 apartment homes and are, on average, fifteen years old.

Capital Markets Activities
During the third quarter of 2004, the Company closed on a non-recourse mortgage totaling $25.3 million on Summit South End Square. The mortgage matures in 2010 and has a fixed interest rate of 4.91 percent. During the quarter, the Company also assumed a $22.1 million non-recourse mortgage as part of the Summit Doral Villas acquisition. The mortgage matures in 2011 and has a fixed interest rate of 6.82 percent. Finally, the Company closed on a $40.0 million second mortgage with the same lender on an existing cross-collateralized $133.0 million first mortgage during the third quarter. The second mortgage is coterminous with the first, maturing in 2008, and bears interest at a fixed rate of 4.86 percent.

Operating Outlook
The Company’s fourth quarter 2004 net income guidance is $0.05 to $0.95 per share. Actual results within this net income guidance range will primarily depend on the timing of expected property sales. The Company’s fourth quarter 2004 FFO guidance is $0.40 to $0.44 per share. A reconciliation of projected net income to projected FFO is provided in the attachments to this release.
Summit Properties Inc.
Fourth Quarter 2004 Operating Outlook
(Dollars in thousands, except per share data)

Fourth Quarter 2004 Estimate as of 11/9/04

Same-property revenues	1.5 to 2.5%
Same-property operating expenses	2.0 to 3.0%
Same-property operating income	1.5 to 2.5%

Investment spending	$75,000 to $125,000

Disposition proceeds	$0 to $150,000

Net income per share	$0.05 to $0.95
Add expected real estate depreciation per share	$0.35 to $0.35
Less expected gain on sale of real estate assets per share	($0.00) to ($0.86)
Funds from operations per share	$0.40 to $0.44

Merger Announcement
As previously announced, on October 4, 2004, Camden Property Trust and Summit Properties Inc. executed a definitive merger agreement pursuant to which Summit will be merged with and into a wholly owned subsidiary of Camden. The transaction is currently expected to close in the first quarter of 2005, subject to the satisfaction or waiver of customary closing conditions and the receipt of required consents and approvals.

Conference Call
Summit will conduct a conference call today at 11:00 a.m. EST to discuss its operating results. In addition, the Company may answer questions and provide its view on earnings forecasts and other matters, some of the responses to which may not have been previously disclosed.

The number for the conference call is (719) 457-2692, reservation code 267367. A live webcast of the conference call will also be available at www.summitproperties.com/investorrelations. A replay of the call by webcast will be available for an extended period of time. The financial and statistical information presented on the conference call will be available on the investor relations page of the Company’s website promptly after the conference call.

Additional Information about the Merger and Where to Find It
In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, Summit and Camden intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF SUMMIT AND CAMDEN ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SUMMIT, CAMDEN AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Summit or Camden with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Summit by directing a written request to Summit Properties Inc., 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations, and free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Summit, Camden and their respective executive officers, trust managers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Summit and Camden in connection with the merger. Information about the executive officers and directors of Summit and their ownership of Summit common stock is set forth in the proxy statement for Summit's 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Information about the executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden's 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Summit, Camden and their respective executive officers, trust managers and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Summit Properties Inc. is a real estate investment trust that focuses on the operation, development, and acquisition of luxury apartment communities. As of September 30, 2004, the Company owned or held an ownership interest in 47 communities comprised of 14,806 apartment homes with an additional 1,715 apartment homes under construction in four new communities. For additional information, contact the Company at (704) 334-3000, email the Company at email@summitproperties.com, or visit the Company’s website at www.summitproperties.com.

# # #

Contact:	Steven R. LeBlanc, President and CEO
Michael L. Schwarz, Executive Vice President and COO
Gregg D. Adzema, Executive Vice President and CFO

NOTE: This release, including its supplement, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements which are predictions of, or indicate future events and trends and which do not relate solely to historical matters, including information concerning the Company’s future net income, FFO estimates, Same-Property Revenues and Operating Income, anticipated investment costs, anticipated construction completion and stabilization dates, expected market conditions and fundamentals, particularly in its largest market, Washington, D.C., and other forecasts, are forward-looking statements. The Company’s actual results could differ materially from those set forth in the forward-looking statements. Factors that impact the Company’s ability to meet these forward-looking statements include, but are not limited to: national economic conditions and economic conditions in the Company’s markets; changes in job growth, household formation and population growth; changes in interest rates; uncertainties associated with the Company’s current real estate development activities, including actual costs exceeding the Company’s budgets and construction delays; the failure to sell properties on favorable terms, in a timely manner or at all; the failure to locate favorable investment opportunities in the Company’s markets; the impact of competition; the failure to obtain financing on favorable terms, in a timely manner, or at all; the effects of the Company’s accounting policies; the possibility that the merger may not be completed; and other factors discussed periodically in the Company’s reports filed with the Securities and Exchange Commission. The Company expressly disclaims any responsibility to update forward-looking statements.

SUMMIT PROPERTIES INC. STATEMENTS OF EARNINGS (Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2004	2003	% Change	2004	2003	% Change
Revenues:
Rental	$33,577	$27,330	22.9%	$95,445	$76,950	24.0%
Other	2,966	2,176	36.3%	7,940	5,717	38.9%
Management fees - third party communities	146	145	0.7%	439	471	-6.8%
Total revenues	36,689	29,651	23.7%	103,824	83,138	24.9%

Expenses:
Property operating	12,155	10,176	19.4%	34,575	27,790	24.4%
General and administrative	2,097	1,747	20.0%	6,099	5,232	16.6%
Estimated administrative payments to employees	1,536	-	100.0%	1,536	-	100.0%
Property Management - owned communities	1,269	1,207	5.1%	4,100	3,885	5.5%
Property Management - third party communities	154	148	4.1%	496	475	4.4%
Depreciation and amortization	10,136	7,880	28.6%	30,191	22,240	35.8%
Total expenses	27,347	21,158	29.3%	76,997	59,622	29.1%

Operating income	9,342	8,493	10.0%	26,827	23,516	14.1%

Interest and other income	417	562	-25.8%	1,197	2,263	-47.1%
Interest expense	8,325	7,048	18.1%	22,728	19,868	14.4%
Deferred financing cost amortization	477	1,165	-59.1%	1,138	1,877	-39.4%
Loss on unconsolidated real estate joint ventures	102	105	-2.9%	275	269	2.2%

Income from continuing operations before dividends to preferred
unitholders and minority interest of common unitholders	855	737	16.0%	3,883	3,765	3.1%

Dividends to preferred unitholders in Operating Partnership	(1,203)	(2,894)	-58.4%	(3,609)	(9,103)	-60.4%
Excess of redemption amount over carrying amount of preferred units	-	(2,963)	-100.0%	-	(2,963)	-100.0%
Minority interest of common unitholders in Operating Partnership	34	599	-94.3%	(27)	955

Income (loss) from continuing operations	(314)	(4,521)	-93.1%	247	(7,346)	-103.4%

Discontinued operations (1):
Income from discontinued operations (2)	2,635	3,516	-25.1%	7,989	11,100	-28.0%
Gain on disposition of discontinued operations	127,442	2,119	5914.3%	137,482	8,377	1541.2%
Impairment loss on discontinued operations	(6,807)	-	100.0%	(6,807)	-	100.0%
Loss from early extinguishement of debt	-	(2,510)	-100.0%	-	(4,018)	-100.0%
Minority interest of common unitholders in Operating Partnership	(11,809)	(365)	3135.3%	(13,293)	(1,779)	647.2%
Total discontinued operations	111,461	2,760	3938.4%	125,371	13,680	816.5%

Net income (loss)	$111,147	$(1,761)		$125,618	$6,334	1883.2%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	31,464,930	27,000,755	16.5%	31,438,634	27,033,966	16.3%
Diluted	31,464,930	27,000,755	16.5%	31,734,405	27,033,966	17.4%

PER SHARE DATA - DILUTED
Income (loss) from continuing operations	$(0.01)	$(0.17)	94.1%	$0.01	$(0.27)

Discontinued operations (1)	$3.54	$0.10	3440.0%	$3.95	$0.51	674.5%

Net income	$3.53	$(0.07)	5142.9%	$3.96	$0.23	1621.7%

SUMMIT PROPERTIES INC. CONDENSED BALANCE SHEETS (Dollars in thousands)

	September 30,	December 31,
	2004	2003
ASSETS
Operating real estate assets	$1,284,319	$1,083,317
Accumulated depreciation	(146,498)	(119,448)
Net operating real estate assets	1,137,821	963,869
Operating real estate assets - assets held for sale	129,413	264,972
Accumulated depreciation - assets held for sale	(13,565)	(55,052)
Net operating real estate assets - assets held for sale	115,848	209,920
Communities under construction	177,387	145,382
Net real estate assets	1,431,056	1,319,171

Cash and cash equivalents	73,577	3,884
Other assets	28,206	26,999
Other assets - assets held for sale	48	210
Total assets	$1,532,887	$1,350,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Variable rate credit facility	$128,400	$119,000
Variable rate mortgage	6,900	6,900
Variable rate construction loan	-	33,345
Variable rate tax-exempt mortgage - assets held for sale	-	10,345
Total variable rate debt	135,300	169,590

Fixed rate mortgages	484,170	332,570
Fixed rate senior unsecured debt	170,000	220,000
Total fixed rate debt	654,170	552,570

Total debt before hedge adjustments	789,470	722,160

Fair value adjustment of hedged debt instruments	2,244	3,993
Total debt	791,714	726,153

Other liabilities	61,201	50,116
Other liabilities - assets held for sale	483	604
Total liabilities	853,398	776,873

Minority interest of preferred unitholders	53,544	53,544
Equity including other minority interest	625,945	519,847
Total liabilities and stockholders' equity	$1,532,887	$1,350,264

SUMMIT PROPERTIES INC. BALANCE SHEET STATISTICS (Dollars in thousands)

	September 30,	December 31,
	2004	2003

WEIGHTED AVERAGE INTEREST RATE
Variable rate credit facility	1.97%	1.99%
Variable rate mortgage	3.04%	3.03%
Variable rate construction loan	-	3.20%
Variable rate tax-exempt mortgage - assets held for sale	-	2.55%
Total variable rate debt	2.02%	2.16%

Fixed rate mortgages	5.82%	6.62%
Fixed rate senior unsecured debt	7.46%	7.34%
Total fixed rate debt	6.35%	6.96%

Total debt	5.22%	5.85%

WEIGHTED AVERAGE MATURITY (YEARS) (3)
Variable rate mortgage	0.8	1.6
Variable rate tax-exempt mortgage - assets held for sale	-	3.3
Total variable rate debt	0.8	2.6

Fixed rate mortgages	6.2	7.0
Fixed rate senior unsecured debt	3.6	3.5
Total fixed rate debt	5.5	5.6

Total debt	5.5	5.5

LEVERAGE STATISTICS
Total debt before hedge adjustments	$789,470	$722,160

Minority interest of preferred unitholders	$53,544	$53,544

Total assets	$1,532,887	$1,350,264
Accumulated depreciation	160,063	174,500
Total undepreciated assets	$1,692,950	$1,524,764

Total debt before hedge adjustments
to total undepreciated assets	47%	47%

Total debt before hedge adjustments and minority
interest of preferred unitholders to total undepreciated assets	50%	51%

Total shares and units outstanding	34,808,631	34,739,025

SUMMIT PROPERTIES INC. PROPERTY OPERATING AND CAPITAL EXPENDITURE STATISTICS (Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
PROPERTY OPERATING STATISTICS (4)	2004	2003	% Change	2004	2003	% Change
Property revenues (continuing and discontinued operations, see (1) and (2)):
Same-property communities	$24,535	$24,269	1.1%	$73,026	$72,336	1.0%
Stabilized development communities	6,217	5,460	13.9%	18,651	13,197	41.3%
Acquisition communities	5,900	1,504	292.3%	14,013	2,399	484.1%
Lease-up communities	2,086	48	4245.8%	3,414	48	7012.5%
Disposition communities	3,804	9,698	-60.8%	13,747	32,426	-57.6%
Total property revenues	42,542	40,979	3.8%	122,851	120,406	2.0%

Property operating expenses (continuing and discontinued operations, see (1) and (2)):
Same-property communities	8,158	8,072	1.1%	23,939	23,802	0.6%
Stabilized development communities	2,379	2,268	4.9%	7,338	5,411	35.6%
Acquisition communities	1,999	682	193.1%	5,019	1,073	367.8%
Lease-up communities	1,005	36	2691.7%	1,862	49	3700.0%
Disposition communities	1,129	3,720	-69.7%	4,381	12,105	-63.8%
Total property operating expenses	14,670	14,778	-0.7%	42,539	42,440	0.2%

Property operating income (continuing and discontinued operations, see (1) and (2)):
Same-property communities	16,377	16,197	1.1%	49,087	48,534	1.1%
Stabilized development communities	3,838	3,192	20.2%	11,313	7,786	45.3%
Acquisition communities	3,901	822	374.6%	8,994	1,326	578.3%
Lease-up communities	1,081	12	8908.3%	1,552	(1)	100.0%
Disposition communities	2,675	5,978	-55.3%	9,366	20,321	-53.9%
Total property operating income	$27,872	$26,201	6.4%	$80,312	$77,966	3.0%

CAPITAL EXPENDITURES (5)
Recurring capital expenditures	$2,417	$2,405	0.5%	$5,508	$4,875	13.0%
Non-recurring capital expenditures	601	725	-17.1%	1,848	1,749	5.7%
Total capital expenditures	$3,018	$3,130	-3.6%	$7,356	$6,624	11.1%

SUMMIT PROPERTIES INC. NON-GAAP FINANCIAL MEASURE RECONCILIATIONS (Dollars in thousands, except per share amounts)

	Three Months Ended	Three Months Ended		Nine Months Ended
	June 30,	September 30,		September 30,
	2004	2004	2003	2004	2003

NET INCOME TO PROPERTY OPERATING INCOME (6)
Net income	$12,172	$111,147	$(1,761)	$125,618	$6,334
Management fees - third party communities	(146)	(146)	(145)	(439)	(471)
Interest and other income	(411)	(417)	(562)	(1,197)	(2,263)
General and administrative	2,112	2,097	1,747	6,099	5,232
Estimated administrative payments to employees	-	1,536	-	1,536	-
Property Management - owned communities	1,337	1,269	1,207	4,100	3,885
Property Management - third party communities	162	154	148	496	475
Depreciation and amortization (continuing and discontinued operations)	11,092	10,910	10,101	33,404	30,484
Interest and deferred financing cost amortization (continuing and discontinued operations)	7,981	8,877	9,347	24,166	25,490
Loss on unconsolidated real estate joint ventures	80	102	105	275	269
Dividends to preferred unitholders in Operating Partnership	1,203	1,203	2,894	3,609	9,103
Excess of redemption amount over carrying amount of preferred units	-	-	2,963	-	2,963
Minority interest of common unitholders in Operating Partnership	1,295	11,775	(234)	13,320	824
Gain on disposition of discontinued operations	(9,993)	(127,442)	(2,119)	(137,482)	(8,377)
Impairment loss on discontinued operations	-	6,807	-	6,807	-
Loss on early extinguishment of debt	-	-	2,510	-	4,018
Total property operating income	$26,884	$27,872	$26,201	$80,312	$77,966

FUNDS FROM OPERATIONS (7)
Net income		$111,147	$(1,761)	$125,618	$6,334
Real estate depreciation		10,644	9,800	32,702	29,643
Real estate depreciation from unconsolidated joint ventures		192	193	571	572
Net gain on sale of real estate assets		(127,442)	(2,119)	(137,482)	(8,377)
Minority interest of common unitholders in Operating Partnership		11,775	(234)	13,320	824
Funds from operations		$6,316	$5,879	$34,729	$28,996

WEIGHTED AVERAGE SHARES/UNITS OUTSTANDING
Basic		34,808,041	30,498,918	34,803,198	30,562,828
Diluted		35,223,882	30,667,972	35,098,969	30,669,541

PER SHARE DATA - DILUTED
Funds from operations (7)		$0.18	$0.19	$0.99	$0.95

		Three Months Ended
		December 31, 2004
		Guidance Range
FORECASTED FUNDS FROM OPERATIONS PER SHARE (7)		Low End	HigEnd
Forecasted net income		$0.05	$0.95
Add expected real estate depreciation		0.35	0.35
Less expected gain on sale of real estate assets		0.00	(0.86)
Forecasted funds from operations		$0.40	$0.44

SUMMIT PROPERTIES INC. SAME-PROPERTY OPERATING STATISTICS

YEAR-OVER-YEAR Three Months Ended September 30, 2004 and 2003

		Percentage of		Property	Property	Average		Average Monthly Rent
	Number of	Property	Property	Operating	Operating	Physical		per Occupied
	Apartment	Operating	Revenues	Expenses	Income	Occupancy		Apartment Home
Markets	Homes	Income	% Change	% Change	% Change	3Q 2004	% Change	3Q 2004	% Change

Southeast Florida	1,715	23.7%	3.3%	1.6%	4.3%	96.0%	0.3%	$1,095	2.3%
Washington, D.C.	1,337	22.4%	0.7%	5.5%	-0.8%	93.8%	-1.5%	1,230	1.3%
Atlanta, GA	2,243	21.0%	0.8%	-0.5%	1.6%	93.1%	0.6%	782	-0.4%
Raleigh, NC	1,800	15.6%	-2.9%	-1.5%	-3.6%	92.8%	-1.2%	726	-1.9%
Charlotte, NC	1,557	14.7%	2.1%	-0.4%	3.7%	95.2%	-0.5%	755	0.1%
Other	270	2.6%	5.1%	10.5%	1.9%	97.4%	1.2%	802	3.0%

Total Same-Property	8,922	100.0%	1.1%	1.1%	1.1%	94.2%	-0.3%	$894	0.6%

YEAR-OVER-YEAR
Nine Months Ended September 30, 2004 and 2003

		Percentage of		Property	Property	Average		Average Monthly Rent
	Number of	Property	Property	Operating	Operating	Physical		per Occupied
	Apartment	Operating	Revenues	Expenses	Income	Occupancy		Apartment Home
Markets	Homes	Income	% Change	% Change	% Change	YTD 2004	% Change	YTD 2004	% Change

Southeast Florida	1,715	23.2%	2.3%	2.1%	2.4%	96.3%	1.2%	$1,080	-0.1%
Washington, D.C.	1,337	22.7%	3.1%	-0.8%	4.5%	94.5%	-0.1%	1,221	1.3%
Atlanta, GA	2,243	20.9%	-0.5%	1.4%	-1.4%	92.8%	0.2%	778	-3.0%
Raleigh, NC	1,800	16.2%	-2.4%	-1.4%	-2.8%	92.8%	-1.4%	732	-1.7%
Charlotte, NC	1,557	14.6%	1.7%	0.0%	2.7%	94.7%	0.0%	751	-1.3%
Other	270	2.4%	1.0%	2.7%	-0.1%	96.7%	0.4%	790	0.8%

Total Same-Property	8,922	100.0%	1.0%	0.6%	1.1%	94.1%	-0.1%	$889	-0.9%

SEQUENTIAL QUARTER Three Months Ended September 30, 2004 and Three Months Ended June 30, 2004

		Percentage of		Property	Property	Average		Average Monthly Rent
	Number of	Property	Property	Operating	Operating	Physical		per Occupied
	Apartment	Operating	Revenues	Expenses	Income	Occupancy		Apartment Home
Markets	Homes	Income	% Change	% Change	% Change	3Q 2004	% Change	3Q 2004	% Change

Southeast Florida	1,715	23.7%	1.2%	4.4%	-0.4%	96.0%	-0.5%	$1,095	1.7%
Washington, D.C.	1,337	22.4%	-0.5%	13.1%	-4.4%	93.8%	-0.8%	1,230	0.7%
Atlanta, GA	2,243	21.0%	1.4%	5.5%	-0.7%	93.1%	0.3%	782	0.6%
Raleigh, NC	1,800	15.6%	-1.8%	7.4%	-6.0%	92.8%	-0.1%	726	-1.1%
Charlotte, NC	1,557	14.7%	1.6%	5.5%	-0.4%	95.2%	1.4%	755	-0.5%
Other	270	2.6%	4.5%	2.6%	5.7%	97.4%	0.6%	802	1.8%

Total Same-Property	8,922	100.0%	0.6%	6.5%	-2.1%	94.2%	0.1%	$894	0.7%

SUMMIT PROPERTIES INC. COMPLETED COMMUNITIES

						Average
						Monthly
					Average	Rent per
					Physical	Occupied
				Average	Occupancy	Apartment
		Number of	Year	Apartment	Percentage	Home
Market Area/Community (8)	Location	Apartments	Completed	Size (sq ft)	3Q 2004	3Q 2004

SAME-PROPERTY COMMUNITIES
ATLANTA
Summit Club at Dunwoody	Atlanta, GA	324	1997	1,007	92.4	812
Summit Deer Creek	Atlanta, GA	292	2000	1,187	91.8	804
Summit on the River	Atlanta, GA	352	1997	1,103	92.7	789
Summit Peachtree City	Atlanta, GA	399	2001	1,026	94.0	729
Summit Shiloh	Atlanta, GA	232	2002	1,151	94.2	775
Summit St. Clair	Atlanta, GA	336	1997	969	92.7	851
Summit Sweetwater	Atlanta, GA	308	2000	1,151	93.9	718
Total / weighted average		2,243	1999	1,078	93.1	782

CHARLOTTE
Summit Ballantyne	Charlotte, NC	400	1998	1,053	94.4	760
Summit Fairview	Charlotte, NC	135	1983	1,036	93.8	659
Summit Foxcroft	Charlotte, NC	156	1979	940	95.4	600
Summit Grandview	Charlotte, NC	266	2000	1,145	93.8	1,090
Summit Sedgebrook	Charlotte, NC	368	1999	1,017	98.0	683
Summit Simsbury	Charlotte, NC	100	1985	874	96.3	664
Summit Touchstone	Charlotte, NC	132	1986	899	93.5	617
Total / weighted average		1,557	1995	1,023	95.2	755

ORLANDO
Summit Hunter's Creek	Orlando, FL	270	2000	1,082	97.4	802
Total / weighted average		270	2000	1,082	97.4	802

RALEIGH
Summit Crest	Raleigh, NC	438	2001	1,129	90.3	708
Summit Governor's Village	Raleigh, NC	242	1999	1,134	94.7	784
Summit Lake	Raleigh, NC	446	1999	1,075	93.0	687
Summit Overlook	Raleigh, NC	320	2001	1,056	91.5	805
Summit Westwood	Raleigh, NC	354	1999	1,112	95.8	685
Total / weighted average		1,800	2000	1,090	92.8	726

SOUTHEAST FLORIDA
Summit Aventura	Aventura, FL	379	1995	1,106	95.2	1,172
Summit Del Ray	Delray Beach, FL	252	1993	968	95.7	874
Summit Doral	Miami, FL	260	1999	1,172	98.1	1,220
Summit Plantation	Plantation, FL	502	1997	1,152	95.7	1,096
Summit Portofino	Broward County, FL	322	1995	1,307	96.0	1,076
Total / weighted average		1,715	1996	1,147	96.0	1,095

WASHINGTON, D.C.
Summit Ashburn Farm	Loudon County, VA	162	2000	1,061	96.0	1,118
Summit Fair Lakes	Fairfax, VA	530	1999	996	93.7	1,278
Summit Largo	Largo, MD	219	2000	1,042	93.3	1,317
Summit Russett	Laurel, MD	426	2000	1,025	93.2	1,170
Total / weighted average		1,337	2000	1,021	93.8	1,230

Total / weighted average of
Same-property communities		8,922	1998	1,078	94.2	894

SUMMIT PROPERTIES INC. COMPLETED COMMUNITIES

						Average
						Monthly
					Average	Rent per
					Physical	Occupied
				Average	Occupancy	Apartment
		Number of	Year	Apartment	Percentage	Home
Market Area/Community (8)	Location	Apartments	Completed	Size (sq ft)	3Q 2004	3Q 2004
STABILIZED DEVELOPMENT COMMUNITIES
Reunion Park by Summit	Raleigh, NC	248	2000	941	88.8	568
Summit Brookwood	Atlanta, GA	359	2002	906	94.2	912
Summit Grand Parc	Washington, D.C.	105	2002	904	94.8	1,888
Summit Lenox	Atlanta, GA	431	1965	963	91.7	796
Summit Roosevelt	Washington, D.C.	198	2003	856	93.5	1,790
Summit Stockbridge	Atlanta, GA	304	2003	1,009	90.1	746
Summit Valleybrook	Philadelphia, PA	352	2002	992	92.5	1,108
Total / weighted average		1,997	1996	948	92.0	992

ACQUISITION COMMUNITIES
Summit Brickell	Miami, FL	405	2003	937	93.2	1,256
Summit Doral Villas	Miami, FL	232	2000	1,253	N/A	N/A
Summit Lansdowne	Washington, D.C.	690	2002	1,006	95.7	1,165
Summit Midtown	Atlanta, GA	296	2001	953	N/A	N/A
Summit South End Square	Charlotte, NC	299	2003	883	95.0	927
Summit Stonecrest	Charlotte, NC	306	2001	1,169	94.3	794
Total / weighted average		2,228	2002	1,018	94.7	1,078

Total / weighted average of
Stabilized communities		13,147	1998	1,048	94.0	940

LEASE-UP COMMUNITIES
Summit Reunion Park II	Raleigh, NC	172	2004	1,016	N/A	N/A
Summit Silo Creek	Washington, D.C.	284	2004	971	N/A	N/A
Total / weighted average		456	2004	988	N/A	N/A
GRAND TOTAL OF ALL COMMUNITIES		13,603	1998	1,033	94.0	940

SUMMIT PROPERTIES INC. COMMUNITIES UNDER CONSTRUCTION (Dollars in thousands)

							Apartment
							Homes
		Number of			Anticipated		Leased as of
		Apartment	Budgeted	Costs	Construction	Anticipated	September 30,
	Location	Homes	Costs	to Date	Completion	Stabilization	2004

COMMUNITIES IN LEASE-UP
Summit Brickell View (1)	Miami, FL	323	$74,000	$71,629	Q4 2004	Q2 2005	50.2%
Summit Las Olas	Ft. Lauderdale, FL	420	73,700	69,881	Q4 2004	Q3 2005	48.6%
Total		743	147,700	141,510
.
COMMUNITIES NOT YET IN LEASE UP
Summit Fairfax Corner	Washington, D.C.	488	74,500	31,797	Q4 2006	Q2 2007
Summit Manor Park	Raleigh, NC	484	46,300	10,519	Q4 2006	Q4 2007
Total		972	120,800	42,316

LAND AND OTHER CONSTRUCTION COSTS		-	-	65,190
Total Communities under construction		1,715	$268,500	$249,016

(1)	Summit Brickell View is held for sale as of September 30, 2004.

(1)	We adopted Statement of Financial Accounting Standards (SFAS) No. 144 on January 1, 2002. SFAS No. 144 requires that the operating results of communities held for sale, as well as those sold, be included in discontinued operations in the statements of earnings prospectively from the date of adoption for all periods presented. As of September 30, 2004, we had three communities which met the held for sale criteria (Summit Lenox, Summit Brickell View and Summit Del Ray). During the year ended December 31, 2003, we sold eight communities (formerly known as Summit Fairways, Summit Turtle Rock, Summit Camino Real, Summit Arboretum, Summit Las Palmas, Summit San Raphael, Summit Buena Vista and Summit Belcourt). Discontinued operations for the three and nine months ended September 30, 2004 includes the three communities considered held for sale as of September 30, 2004 as well as Summit Square, Summit Highland, Summit Belmont, Summit Norcroft, Summit Crossing, Summit Fair Oaks, Summit Reston and Summit Glen, which were all sold during the same period. Discontinued operations for the three and nine months ended September 30, 2003 includes the three communities considered held for sale as of September 30, 2004, the eight communities sold during the nine months ended September 30, 2004, as well as the eight communities sold during the year ended December 31, 2003.

(2)	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Property revenues	$ 5,999	$ 11,473	$ 19,466	$ 37,739
Property operating expenses	(2,515)	(4,602)	(7,964)	(14,650)
Depreciation	(773)	(2,220)	(3,213)	(8,246)
Interest and amortization	(76)	(1,135)	(300)	(3,743)
Income from discontinued operations	$ 2,635	$ 3,516	$ 7,989	$ 11,100

(3)	Weighted average maturity excludes the credit facility and construction loan.

(4)	A reconciliation of net income to property operating income is available on the Non-GAAP Financial Measure Reconciliations page.

(5)	Recurring capital expenditures consist primarily of exterior painting, new appliances, vinyl flooring, blinds, tile, wallpaper and carpet. Non-recurring capital expenditures consist primarily of major renovations and upgrades of apartment homes.

(6)	We evaluate community performance based on growth of property operating income, which is defined as rental and other property revenues less property operating expenses. We believe that property operating income is a meaningful measure for an investor's analysis of community performance as it represents the most consistent, comparable operating performance among our communities. Depreciation is a fixed cost not controllable by our property management staff and not all communities are encumbered by financing instruments. Property operating income does not include any allocation of corporate overhead. You should not consider property operating income as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or as an alternative to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity. Our calculation of property operating income may differ from the methodology and definition used by other apartment companies, and accordingly, may not be comparable to similarly entitled measures used by other apartment companies. We use capitalization rates based upon forward twelve-month property operating income as a measure of the current market valuation of a property. These capitalization rates should not be considered as a measure of performance.

(7)	Funds from Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income (loss) excluding gains from sales of property and extraordinary items, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our methodology for computing FFO may differ from the methodologies utilized by other real estate companies and, accordingly, may not be comparable to other real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make dividend or distribution payments. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because it recognizes that historical cost accounting for real estate assets under GAAP assumes that the value of such real estate diminishes over time. Real estate values have historically risen or fallen with market conditions and, therefore, many investors have considered presentation of operating results for a real estate company using historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of a REIT's operating performance. By excluding such non-operating items as depreciation and gains on sales of real estate assets, among others, we believe that an investor can more easily compare the operating performance of our real estate assets between periods or compare our operating performance to our peers. The denominator for FFO per share is diluted weighted average shares/units outstanding.

(8)	This table does not include unconsolidated joint ventures.